UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

90-0023731
(I.R.S. Employer Identification Number)

7030 Empire Central Drive
Houston, TX 77040
(713) 849-9911
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Casey W. Doherty	Rita J. Leader
Doherty & Doherty LLP	Boyer & Ketchand PC
1717 St. James Place, Suite 520	Nine Greenway Plaza, Suite 3100
Houston, TX 77056	Houston, Texas 77046
(713) 572-1000	(713) 871-2025

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION  FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock ($.0001 par value)	1,765,496	$14.80	$26,129,341	$2,796

(1)   The maximum offering price above is estimated based upon the average of the high and low prices of the registrant’s common stock on September 28, 2006, on the American Stock Exchange, pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion. Dated September 29, 2006.

PROSPECTUS

1,765,496 Shares

FLOTEK INDUSTRIES, INC.

Common Stock

This prospectus relates to an aggregate of 1,766,296 shares of our common stock that may be sold by the selling shareholders named in this prospectus under the heading “Selling Shareholders”. Of that number, 1,745,496 shares to be sold by the selling shareholders were acquired from us in two private placements and 20,000 shares will be issued by us to the selling shareholders upon the exercise of outstanding warrants held by them. This prospectus covers the resale by the selling shareholders of all of those shares.

The selling shareholders may offer and sell the shares of our common stock in their discretion from time to time at prevailing market prices, at negotiated prices or at fixed prices. We will not receive any of the proceeds from the sale of those shares, but we will receive gross proceeds of $107,000 if all of the warrants are exercised for cash by the selling shareholders.

We have agreed with the selling shareholders to bear all of the expenses incurred in connection with the registration of these shares, and the selling shareholders will pay any brokerage commissions or similar charges incurred for the sale of their shares of our common stock. The shares of common stock may be sold through broker-dealers or in privately negotiated transactions in which commissions and other fees may be charged.

Our common stock is traded on the American Stock Exchange under the symbol “FTK.” On September 28, 2006 the last sale price for the common stock, as reported on the American Stock Exchange, was $15.00 per share.

     See “Risk Factors” beginning on page 2 for factors you should consider before buying shares of our common stock.

     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2006

SUMMARY INFORMATION

The following is only a summary. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on this page.

Flotek is a Delaware corporation engaged in the manufacturing and marketing of innovative specialty chemicals and downhole drilling and production equipment, and in the management of automated bulk material handling, loading and blending facilities. Flotek serves major and independent companies in the domestic and international oilfield service industry. Company headquarters are located in Houston, Texas, and we have manufacturing operations in Texas, Oklahoma, Louisiana and Wyoming. We market our products domestically and internationally in over 20 countries. As used in this prospectus, the terms “Flotek”, "company", "we", "our", "ours", and "us" may, depending upon the context, refer to Flotek Industries, Inc. together with its consolidated subsidiaries taken as a whole.

Our principal executive offices are located at 7030 Empire Central Drive, Houston, Texas, 77040 and our telephone number at that address is (713) 849-9911. Our website is located at www.flotekind.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to a number of risks, some of which are discussed below. Before deciding to invest in our company or to maintain or increase your investment, you should carefully consider the risk factors described below. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We may pursue strategic acquisitions, which could have an adverse impact on our business.

Our business strategy includes growing our business through strategic acquisitions of complementary businesses. In the first six months of 2006 we made three acquisitions and were in negotiations for a fourth acquisition of a company approximately our size when those negotiations terminated in August. Acquisitions that we may make in the future may entail a number of risks that could adversely affect our business and results of operations. The process of negotiating potential acquisitions or integrating newly acquired businesses into our business could divert our management’s attention from other business concerns and could be expensive and time consuming. Acquisitions could expose our business to unforeseen liabilities or risks associated with entering new markets or businesses. Consequently, we might not be successful in integrating our acquisitions into our existing operations, which may result in unforeseen operational difficulties or diminished financial performance or require a disproportionate amount of our management’s attention and resources. Even if we are successful in integrating our acquisitions into our existing operations, we may not derive the benefits, such as operational or administrative synergies, that we expect from such acquisitions, which may result in the commitment of capital resources without the anticipated returns on such capital. In addition, we may not be able to continue to identify attractive acquisition opportunities or successfully acquire identified targets. Competition for acquisition opportunities may escalate, increasing our cost of making further acquisitions or causing us to refrain from making additional acquisitions. We also must meet certain financial covenants in order to borrow money under our senior credit facility to fund future acquisitions and to borrow for other purposes which, if not met, could prevent us from making future acquisitions.

If we do not manage the potential difficulties associated with expansion successfully, our operating results could be adversely affected.

We have grown over the last several years through internal growth and strategic acquisitions of other businesses and assets. We believe our future success depends in part on our ability to manage the growth we have experienced. The following factors could present difficulties to our business going forward:

•  lack of sufficient experienced management personnel;
•  increased administrative burdens; and
•  increased logistical problems common to large, expansive operations.

If we do not manage these potential difficulties successfully, our operating results could be adversely affected. In addition, we may have difficulties managing the increased costs associated with our growth, which could adversely affect our operating margins. The historical financial information incorporated by reference herein is not necessarily indicative of the results that we would have achieved had we operated the companies we recently acquired under a fully integrated corporate structure or the results that we may realize in the future.

Our business depends primarily on domestic spending by the oil and gas industry, and this spending and our business may be adversely affected by industry conditions that are beyond our control.

We depend primarily on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and gas in the United States. Customers’ expectations for lower market prices for oil and gas may curtail spending thereby reducing demand for our products and services. Industry conditions in the United States are influenced by numerous factors over which we have no control, such as the supply of and demand for oil and gas, domestic and international economic conditions, political instability in oil and gas producing countries and merger and divestiture activity among oil and gas producers. The volatility of the oil and gas industry and the consequent effect on exploration and production activity could adversely affect the level of drilling and production activity by some of our customers. This reduction may cause a decline in the demand for, or adversely affect the price of, our products and services. Reduced discovery rates of new oil and gas reserves in our market areas could also have a negative long-term impact on our business, even in an environment of stronger oil and gas prices, to the extent existing production is not replaced or the number of drilling and producing wells declines because of substantial depletion of existing domestic reserves or the availability of cheaper reserves outside the United States. In addition, domestic demand for oil and gas may be uniquely affected by public attitudes in the United States regarding drilling in environmentally sensitive areas, vehicle emissions and other environmental standards, alternative fuels and taxation of oil and gas and “excess profits” of oil and gas companies, and the potential changes in federal and state regulation and policy that may result from such public attitudes.

Our future success and profitability may be adversely affected if we or our suppliers fail to develop and introduce new and innovative products and services that appeal to our customers.

The oil and gas drilling industry is characterized by continual technological developments that have resulted in, and likely will continue to result in, substantial improvements in the scope and quality of oilfield chemicals, drilling and production products and services and product function and performance. As a result, our future success depends, in part, upon our and our suppliers’ continued ability to develop and introduce new and innovative products and services in order to address the increasingly sophisticated needs of our customers and anticipate and respond to technological and industry advances in the oil and gas drilling industry in a timely manner. If we or our suppliers fail to successfully develop and introduce new and innovative products and services that appeal to our customers, or if new market entrants or our competitors offer such products and services, our revenues and profitability may suffer.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. For example, our senior credit facility restricts our ability to incur additional indebtedness and require us to meet certain financial covenants in order to borrow money, including borrowings to fund future acquisitions, a key component of our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

If we lose the services of key members of our management, we may not be able to manage our operations and implement our growth strategy effectively.

We will depend on the continued service of Jerry D. Dumas, age 71, our Chairman and Chief Executive Officer, who possesses significant expertise and knowledge of our business and industry. We do not have an employment agreement with Mr. Dumas, nor do we carry key man life insurance on him. Any loss or interruption of the services of Mr. Dumas could significantly reduce our ability to manage effectively our operations and implement our growth strategy, and we cannot assure you that we would be able to find appropriate replacements should the need arise.

Our current insurance policies may not be adequate to protect our business from all potential risks.

        Our operations are subject to hazards inherent in the oil and gas industry, such as, but not limited to, accidents, blowouts, explosions, fires, oil and chemical spills and other hazards. These conditions can cause personal injury or loss of life, damage to property, equipment and the environment, and suspension of oil and gas operations of our customers. Litigation arising from a catastrophic occurrence at a location where our equipment, products or services are being used may result in us being named as a defendant in lawsuits asserting large claims. We maintain insurance coverage that we believe to be customary in the industry against these hazards. However, we do not have insurance against all foreseeable risks, either because insurance is not available or because of the high premium costs. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable. As a result, losses and liabilities arising from uninsured or underinsured events could have a material adverse effect on our business, financial condition and results of operations.

We are subject to complex federal, state and local laws and regulations that could adversely affect our operations.

Our operations are subject to federal, state and local laws and regulations relating to protection of natural resources and the environment, health and safety, waste management and transportation of waste and other materials. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are amended or reinterpreted, or if new laws and regulations become applicable to our operations. Such amendments or reinterpretations of existing laws or regulations and the adoption of new laws or regulations could curtail exploratory or developmental drilling for and production of oil and gas which, in turn, could limit demand for our products and services. In addition, under these laws and regulations, we may become liable for penalties, damages or costs of remediation which could increase our costs of doing business.

We are subject to environmental laws and regulations which expose us to costs and liabilities that could have a material adverse effect on our business, financial condition and results of operation.

 Our Chemical and Logistics segment includes chemical manufacturing, packaging, handling and delivery operations that pose risks of environmental liability that could result in fines and penalties, expenditures for remediation, and liability for property damage and personal injuries. Sanctions for noncompliance with applicable environmental laws and regulations also may include assessment of administrative, civil and criminal penalties, revocation of permits and issuance of corrective action orders.

Laws protecting the environment generally have become more stringent over time and are expected to continue to do so, which could lead to material increases in costs for future environmental compliance and remediation. The modification or interpretation of existing laws or regulations, or the adoption of new laws or regulations, could curtail exploratory or developmental drilling for oil and gas and could severely limit opportunities to sell the Company’s products and services. Some environmental laws and regulations may impose strict liability, which means that in some situations we could be exposed to liability as a result of our conduct that was lawful at the time it occurred or conduct of, or conditions caused by, prior operators or other third parties. Clean-up costs and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations, could be substantial and could have a material adverse effect on our financial condition.

If we are unable to adequately protect our intellectual property rights our business is likely to be adversely affected.

We rely on a combination of patents, trademarks, non-disclosure agreements and other security measures to establish and protect our proprietary rights. Although we believe that those measures, together with our trade secrets and proprietary design, manufacturing and operational expertise, are reasonably adequate to protect our intellectual property and provide for the continued operation of our business, it is uncertain that the measures we have taken or may take in the future will prevent misappropriation of our proprietary information or that others will not independently develop similar products or services, design around our proprietary or patented technology or duplicate our products or services.

We and our customers are subject to risks associated with doing business outside of the United States which may expose us to political, foreign exchange and other uncertainties.

During the year ended December 31, 2005 and the six months ended June 30, 2006, approximately 13% and 8%, respectively, of our consolidated revenues was derived from the rental and sale of products for use outside of the United States. Accordingly, we and our customers are subject to certain risks inherent in doing business outside of the United States, including governmental instability, war and other international conflicts, civil and labor disturbances, requirements of local ownership, partial or total expropriation or nationalization, currency devaluation, foreign exchange control and foreign laws and policies, each of which may limit the movement of assets or funds or result in the deprivation of contract rights or the taking of property without fair compensation. Collections and recovery of rental tools from international customers and agents may also prove more difficult due to the uncertainties of foreign law and judicial procedure. We may therefore experience significant difficulty resulting from the political or judicial climate in countries in which we operate or in which our products are used. In addition, from time to time the United States has passed laws and imposed regulations prohibiting or restricting trade with certain nations.

Although most of our international revenues are derived from transactions denominated in United States dollars, we have and likely will continue to conduct some business in currencies other than the United States dollar. We currently do not hedge against foreign currency fluctuations. Accordingly, our profitability could be affected by fluctuations in foreign exchange rates. We have no assurance that future laws and regulations will not materially adversely affect our international business.

Failure to maintain effective disclosure controls and procedures and internal controls over financial reporting could have an adverse effect on our operations and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports, effectively prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be harmed. Our efforts to maintain our internal controls may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to maintain effective controls, or difficulties encountered in their implementation or other effective improvement of our internal controls could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock.

Risks Related to Our Industry

Volatility or decline in oil and natural gas prices may result in reduced demand for our products and services which may adversely affect our business, financial condition and results of operation.

The markets for oil and natural gas have historically been extremely volatile. We anticipate that these markets will continue to be volatile in the future. Although oil and gas prices have increased significantly in recent years, there can be no guarantees that these prices will remain at current levels. Such volatility in oil and gas prices, or the perception by our customers of unpredictability in oil and natural gas prices, affects the spending patterns in our industry. The demand for our products and services is, in large part, driven by current and anticipated oil and gas prices and the related general levels of production spending and drilling activity. In particular, volatility or a decline in oil and gas prices may cause a decline in exploration and drilling activities. This, in turn, could result in lower demand for our products and services and may cause lower prices for our products and services. As a result, volatility or a prolonged decline in oil or natural gas prices may adversely affect our business, financial condition and results of operations.

Competition from new and existing competitors within our industry could have an adverse effect on our results of operations.

The oil and gas industry is highly competitive and fragmented. Our principal competitors include numerous small companies capable of competing effectively in our markets on a local basis as well as a number of large companies that possess substantially greater financial and other resources than we do. Our larger competitors may be able to devote greater resources to developing, promoting and selling their products and services. We may also face increased competition due to the entry of new competitors including current suppliers that decide to sell their products and services directly. As a result of this competition, we may experience lower sales or greater operating costs, such as marketing costs, which may have an adverse effect on our margins and results of operations.

Our industry has experienced a high rate of employee turnover. Any difficulty we experience attracting or retaining personnel could adversely affect our business.

We operate in a highly competitive industry for securing qualified personnel with the required technical skills and experience. Our services require skilled personnel who can perform physically demanding work. Due to industry volatility and the demanding nature of the work, workers may choose to pursue employment in fields that offer a more desirable work environment at wages that are competitive with ours. As a result, we may not be able to find enough labor to meet our needs, which could limit our growth. In addition, the cost of attracting and retaining qualified personnel has increased over the past several years due to competition, and we expect it will continue to increase in the future. In order to attract and retain qualified personnel we may be required to offer increased wages and benefits. If we are not able to increase the prices of our products and services to compensate for increases in compensation, or if we are unable to attract and retain qualified personnel, our operating results could be adversely affected.

Severe weather could have a material adverse impact on our business.

Our business could be materially and adversely affected by severe weather. Hurricanes, tropical storms, blizzards and cold weather and other weather hazards may cause the curtailment of services, damages to our equipment and facilities, interruptions in the transportation of our products and materials in accordance with contract schedules and loss of productivity. If our customers are unable to operate or are required to reduce their operations due to severe weather, and as a result curtail the purchases of our products and services, our business could be materially adversely affected.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflict involving the United States may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. We may experience loss of business or delays or defaults in payments from payers that have been affected by actual or potential terrorist activities. In addition, such activities could reduce the overall demand for oil and natural gas which, in turn, could reduce the demand for our products and services. We have implemented certain security measures in response to the threat of terrorist activities. Terrorist activities and the threat of potential terrorist activities and any resulting economic downturn could adversely affect our results of operations, impair our ability to raise capital or otherwise adversely impact our ability to execute our business strategy.

Risks Related to Our Indebtedness

Our senior credit facility contains certain covenants that may limit our flexibility and prevent us from taking certain actions, which could adversely affect our ability to execute our business strategy.

Our senior credit facility includes a number of significant restrictive covenants. These covenants could adversely affect us by limiting our ability to plan for or react to market conditions, meet our capital needs and execute our business strategy. These covenants, among other things, limit our ability, without the consent of the lender, to:

•	incur certain types and amounts of additional debt;
•	consolidate, merge or sell our assets or materially change the nature of our business;
•	pay dividends on capital stock and make restricted payments;
•	make voluntary prepayments, or materially amend the terms, of subordinated debt;
•	enter into certain types of transactions with affiliates;
•	make certain investments;
•	make certain capital expenditures; and
•	incur certain liens.

These covenants may restrict our operating and financial flexibility and limit our ability to respond to changes in our business or competitive activities. Our senior credit facility also requires us to maintain certain financial ratios and satisfy certain financial conditions, several of which may require us to reduce our debt or take some other action in order to comply with the covenants. If we fail to comply with these covenants, we could be in default. In the event of a default, our lender could elect to declare all the amounts borrowed, together with accrued and unpaid interest, to be due and payable. In addition, the lender could elect to terminate its commitment to us, and we or one or more of our subsidiaries could be forced into liquidation or bankruptcy. Any of the foregoing consequences could restrict our ability to execute our business strategy.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

We have been unable to maintain the fixed charge coverage ratio and limit on capital expenditures set forth in our senior credit facility in each of the last two quarters, and have obtained waivers from our principal lender of those covenants. We have recently amended the revolving line of credit portion of our senior credit facility to extend the maturity date and increase the maximum amount that may be outstanding, and are currently renegotiating the term portion of that facility. Our ability to generate sufficient cash flow from operations to make scheduled payments on these debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory and industry factors, many of which are beyond our control. If we are unable to generate sufficient cash flow or otherwise obtain the funds required to make principal and interest payments on our indebtedness, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible or that any assets could be sold on acceptable terms or otherwise to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy such obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Risks Related to the Common Stock

The market price of our common stock could drop significantly following sales of substantial amounts of our common stock in the public markets.

The 1,765,496 shares covered by this prospectus represent approximately 19% of our weighted average outstanding shares of common stock, on a fully diluted basis. We are unable to predict the amount or timing of sales by the selling shareholders of our common stock, but sales of substantial amounts in the public market could lower the market price of our stock.

The market price of our common stock has been and may continue to be volatile.

The market price of our common stock has historically been subject to significant fluctuations. For example, during the twelve months ended September 28, 2006, the closing price of our common stock ranged from $13.75 to $29.77 per share. The following factors, among others, could cause the price of our common stock in the public market to fluctuate significantly:

•	variations in our quarterly results of operation;
•	changes in market valuations of companies in our industry;
•	fluctuation in stock market prices and volume;
•	fluctuation in oil and natural gas prices;
•	issuance of common stock or other securities in the future;
•	the addition or departure of key personnel; and
•	announcements by us or our competitors of new business, acquisitions or joint ventures.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the prices of the common stock of many companies, including companies in our industry. The changes often occur without regard to specific operating performance. The price of our common stock could continue to fluctuate based upon factors that have little to do with our company, and these fluctuations could materially reduce our stock price. Class action lawsuits have frequently been brought against companies following periods of volatility in the market price of their common stock. If we become involved in this type of litigation it could be expensive and divert management’s attention and company resources, which could have a material adverse effect on our business, financial condition and results of operation.

An active market for our common stock may not continue to exist or may not continue to exist at current trading levels.

Our common stock is quoted on the American Stock Exchange. While there is currently one specialist in our common stock, this specialist is not obligated to continue to make a market in our common stock. In the event it does not continue to make a market in our common stock, the liquidity of our common stock could be adversely impacted and a stockholder could have difficulty obtaining accurate stock quotes. Trading volume for our common stock has historically been low. Despite the increase in the number of shares of common stock to be publicly held as a result of the private placement to the selling shareholders and the exercise of warrants, we cannot assure you that an active trading market for our common stock will develop or be sustained.

We have no plans to pay dividends on our common stock, and therefore, investors will have to look to stock appreciation for return on their investments.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Certain covenants of our senior credit facility restrict the payment of dividends without the prior written consent of the lenders. Investors must rely on sales of their common stock after price appreciation, which may never occur, in order to realize a return on their investment.

Certain anti-takeover provisions of our charter documents and under Delaware law could discourage or prevent others from acquiring our company, which may adversely affect the market price of our common stock.

Our certificate of incorporation and bylaws contain provisions that:

•
permit us to issue, without stockholder approval, up to 100,000 shares of preferred stock, in one or more series and, with respect to each series, to fix the designation, powers, preferences and rights of the shares of the series;

•	limit the ability of stockholders to act by written consent or to call special meetings;
•	prohibit cumulative voting;
•	prohibit stockholders from amending or repealing the bylaws;
•	require advance notice for stockholder proposals and nominations for election to the board of directors to be acted upon at meetings of stockholders.

In addition, Section 203 of the Delaware General Corporation Law limits business combinations with owners of more than 15% of our stock that have not been approved by the board of directors. These provisions and other similar provisions make it more difficult for a third party to acquire us without negotiation. Our board of directors could choose not to negotiate with an acquirer that it did not feel was in our strategic interest. If the acquirer were discouraged from offering to acquire us or prevented from successfully completing a hostile acquisition by the anti-takeover measures, you could lose the opportunity to sell your shares at a favorable price.

Future issuance of additional shares of our common stock could cause dilution of ownership interests and adversely affect our stock price.

The company may in the future issue its previously authorized and unissued securities, resulting in the dilution of the ownership interests of its current stockholders and purchasers of common stock offered hereby. We are currently authorized to issue 20,000,000 shares of common stock with such rights as determined by our board of directors. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock for capital raising or other business purposes. Future sales of substantial amounts of common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.

We may issue shares of preferred stock with greater rights than our common stock.

Subject to the rules of the American Stock Exchange, our articles of incorporation authorize our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of our common stock. Currently, there are 100,000 preferred shares authorized but none issued. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than holders of our common stock.

PRIVATE SECURITIES LITIGATION
REFORM ACT SAFE HARBOR STATEMENT

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on our current expectations, assumptions, estimates and projections about our business and our industry. The words “anticipate”, “believe”, “expect”, “plan”, “intend”, “project”, “forecast”, “could” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts regarding the company’s financial position, business strategy, budgets and plans and objectives of management for future operations are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those in the forward-looking statements. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding the following:

•	the demand for our products and services;
•	the competitive environment in our industry;
•	the volatility of oil and gas prices;
•	the regulatory framework in which we operate our business;
•	our ability to successfully integrate the operations of our strategic acquisitions into our existing operations and achieve anticipated synergies; and
•	implementation of our business strategy.

Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations, estimates or projections include:

•	the effects of our acquisitions on our business;
•	a decline in or substantial volatility of oil and gas prices, and any related changes in expenditures by our customers;
•	changes in customer requirements in markets or industries we serve;
•	competition within our industry;
•	general economic and market conditions;
•	our access to current or future financing arrangements and the higher cost of our senior credit facility if interest rates rise;
•	our ability to replace or add workers at economic rates; and
•	environmental and other governmental regulations.

New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

USE OF PROCEEDS

The shares of common stock offered by this prospectus will be sold by the selling shareholders, and the selling shareholders will receive all of the proceeds from the sales of such shares. The company will not receive any proceeds from the sale or distribution of the common stock by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders’ ownership of our common stock as of September 28, 2006, and as adjusted to reflect the assumed sale by the selling shareholders of all of the common stock owned, or to be owned upon the exercise of outstanding warrants, by them in this offering. The term “selling shareholder” includes the shareholders listed below and their transferees, assignees, pledges, donees or other successors.

Each of the selling shareholders has represented to us that it is not a broker-dealer. One of the selling shareholders, Oberweis Micro-Cap Fund, has represented to us that it is an affiliate of a broker-dealer, that it purchased the shares in the ordinary course of business and that at the time of purchase of the shares it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

We are unable to determine the exact number of shares that will actually be sold, because the selling shareholders may sell all or some of the shares and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling shareholders may offer and sell less than the number of shares indicated, and are not making any representations that any shares covered by this prospectus will or will not be offered for sale. We are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that the selling shareholders will sell all of the shares being offered for their account by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe that each shareholder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying warrants that are currently exercisable within 60 days are deemed outstanding. Percentages are based on 8,842,339 shares of common stock issued and outstanding as of September 28, 2006 and, solely in the case of selling shareholders who hold warrants to purchase common stock, the number of shares of common stock issuable upon the exercise of the warrant held by that selling shareholder.

			Shares Beneficially Owned after the Offering
Selling Shareholders	Shares Beneficially Owned before the Offering	Shares Offered in this Offering	No. of Shares	% of Outstanding
Bonanza Master Fund Ltd. (1)	68,500	68,500	-	-
Calm Waters Partnership (2)	304,900	150,000	154,900	1.8%
Green Bay Packing Master Trust Fund (3)	5,000	4,000	1,000	*
Harbour Holdings Ltd. (4)	55,000	27,500	27,500	*
HedgeEnergy Master Fund (5)	202,900	130,000	72,900	*
Los Angeles City Employees’ Retirement System (6)	60,000	48,500	11,500	*
UMB Trust & Co. FBO Oberweis Micro-Cap Fund (7)	42,800	25,000	17,800	*
SIT Small Cap Growth Fund, Series D (8)	28,900	19,400	9,500	*
Skylands Quest LLC (9)	10,000	4,500	5,500	*
Skylands Special Investment LLC (10)	3,500	500	3,000	*
Skylands Special Investment II LLC (11)	27,000	17,500	9,500	*
Wells Fargo National Association (12)	20,000	20,000	-	-
John Chisholm (13)	180,684	123,185	57,499	*
Arvind Sanger	7,657	7,657	-	-
Glenn Penny (14)	827,915	6,991	820,924	9.3%
William Ziegler (15)	300,748	290,418	10,330	*
Saxton River Corporation (16)	69,498	69,498	-	-
TOSI, LLP (17)	752,347	752,347	-	-
TOTAL	2,967,349	1,765,496	1,201,853	13.6%
____________

*	Represents less than 1%.
(1)	Bernay Box, President of the General Partner of Bonanza Master Fund Ltd., exercises voting and investment power over the shares held by Bonanza Master Fund Ltd.
(2)	Richard S. Strong, Managing Partner of Calm Waters Partnership, exercises voting and investment power over the shares held by Calm Waters Partnership.
(3)	Eugene Sit, Chairman, CEO and CIO of SIT Investment Associates, Inc., exercises voting and investment power over the shares held by Green Bay Packing Master Trust Fund.
(4)	Charles A. Paquelet, President of Skylands Capital, LLC, exercises voting and investment power over the shares held by Harbour Holdings Ltd.
(5)	B.J. Willingham, Chief Investment Officer of HedgEnergy Master Fund, exercises voting and investment power over the shares held by HedgEnergy Master Fund.
(6)	Eugene Sit, Chairman, CEO and CIO of SIT Investment Associates, Inc., exercises voting and investment power over the shares held by Los Angeles City Employees’ Retirement System.
(7)	James W. Oberweis, President of the Oberweis Micro-Cap Funds, exercises voting and investment power over the shares held by UMB Trust & Co. FBO Oberweis Micro-Cap Fund.
(8)	Eugene Sit, Chairman, CEO and CIO of SIT Investment Associates, Inc., exercises voting and investment power over the shares held by SIT Small Cap Growth Fund, Series D.
(9)	Charles A. Paquelet, President of Skylands Capital, LLC, exercises voting and investment power over the shares held by Skylands Quest LLC.
(10)	Charles A. Paquelet, President of Skylands Capital, LLC, exercises voting and investment power over the shares held by Skylands Special Investment LLC.
(11)	Charles A. Paquelet, President of Skylands Capital, LLC, exercises voting and investment power over the shares held by Skylands Special Investment II LLC.
(12)	Common stock issuable upon the exercise of warrants at $5.35 per share issued in connection with a credit agreement between the Company and Wells Fargo Bank dated February 14, 2005.
(13)	Member of our Board of Directors since 1999. Shares are held of record by Chisholm Energy Partners.
(14)	Member of our Board of Directors and Chief Technical Officer since 2001.
(15)	Member of our Board of Directors since 1997.
(16)	Jerry D. Dumas, Sr., Chairman and CEO of the Company, exercises voting and investment power over the shares held by Saxton River Corporation.
(17)	J.W. Beavers, President of Pitman Property Corp, general partner of TOSI, L.P., exercises voting and investment power over the shares held by TOSI, L.P.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the shares by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise.  In the event of the transfer by any of the selling stockholders of its shares to any pledgee, donee, transferee or other successor, we will file a prospectus supplement to this prospectus and the registration statement of which it is a part, identifying such successors as selling shareholders. The methods by which the shares may be sold include:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling shareholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGALITY OF SECURITIES

Certain legal matters in connection with the common stock to be sold by the selling shareholders have been passed on for us by Doherty & Doherty LLP, Houston, Texas.

EXPERTS

The financial statements as of December 31, 2004 and 2005 and for the years then ended incorporated by reference in this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPA LLP, independent auditors, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports..

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below until all of the shares covered by this registration statement have been sold or deregistered:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;
•	Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2006 and June 30, 2006;
•	Current Reports on Form 8-K filed May 18, 2006, June 9, 2006 and July 24, 2006; and
•	Description of Common Stock on Form 8A filed on July 25, 2005, as the same may be amended from time to time.

We also incorporate all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (except for information furnished rather than filed on Form 8-K). The information in these documents will update and supersede the information in this prospectus.

We will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents. Please direct written requests to Flotek Industries, Inc. Attention: Glenn Neslony, Director of Financial Reporting, 7030 Empire Central Drive, Houston, Texas 77040. Please direct telephone requests to Mr. Neslony at (713) 849-9911.

AVAILABLE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file reports, proxy statements and other information with the SEC. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information, exhibits and undertakings set forth in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, please refer to the registration statement which may be read and copied in the manner and at the sources described above. You may obtain information about our company from our website at www.flotekind.com. Information on our website is not incorporated by reference into this prospectus. You may also request a copy of our filings, which we will provide at no cost, by writing to Flotek Industries, Inc. Attention: Glenn Neslony, Director of Financial Reporting, 7030 Empire Central Drive, Houston, Texas 77040, or by telephone at (713) 849-9911.

You should rely only on information contained in this document or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FLOTEK INDUSTRIES, INC.

1,765,496 shares of common stock

PROSPECTUS

______________, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the shares being registered. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$2,796
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing fees and expenses	2,000
Total	$19,796

Each selling shareholder will be responsible for any underwriting discounts, brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the shares being registered and for any legal, accounting and other expenses incurred by such selling shareholder.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.

The registrant's Bylaws include provisions to require the registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions. All of the registrant’s directors and officers are covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 16. EXHIBITS.

Exhibit Number	Description
4.1	Form of certificate of Common Stock (incorporated by reference to Appendix E of the Company’s Definitive Proxy Statement filed with the SEC on September 27, 2001.)
5	Opinion of Doherty & Doherty LLP
23.1	Consent of Doherty & Doherty LLP (included in Exhibit 5)
23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
24	Power of Attorney (included on the signature page hereto)

Item 17. UNDERTAKINGS.

The registrant will:
 (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.
(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
 (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4)  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.
(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has rea sonable grounds to believe hat it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 2006.

FLOTEK INDUSTRIES, INC.

By:	/s/ Jerry D. Dumas, Sr.
Jerry D. Dumas, Sr., Chairman
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of such persons appoints Jerry D. Dumas, Sr. and Glenn S. Penny, or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this Registration Statement, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

September 29, 2006	/s/ Jerry D. Dumas, Sr. Jerry D. Dumas, Sr.	Chairman and Chief Executive Officer

September 29, 2006	/s/ Glenn S. Penny Glenn S. Penny	President, Chief Technical Officer and Director

September 29, 2006	/s/ Lisa Bromiley Meier Lisa Bromiley Meier	Chief Financial and Accounting Officer and Vice President

September 29, 2006	/s/ John W. Chisholm John W. Chisholm	Director

September 29, 2006	/s/ Gary M. Pittman Gary M. Pittman	Director

September 29, 2006	/s/ Barry E. Stewart Barry E. Stewart	Director

September 29, 2006	/s/ Richard O. Wilson Richard O. Wilson	Director

September 29, 2006	/s/ William R. Ziegler William R. Ziegler	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of certificate of Common Stock (incorporated by reference to Appendix E of the Company’s Definitive Proxy Statement filed with the SEC on September 27, 2001.)
5	Opinion of Doherty & Doherty LLP
23.1	Consent of Doherty & Doherty LLP (included in Exhibit 5)
23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
24	Power of Attorney (included on the signature page hereto)